                                                                    EXHIBIT 21.1

                          TRANSATLANTIC HOLDINGS, INC.
                           SUBSIDIARIES OF REGISTRANT

                                                                                                    % OF VOTING
                                                                                                     SECURITIES
                                                                                                    OWNED BY ITS
                                                                               JURISDICTION OF       IMMEDIATE
                           NAME OF CORPORATION                                  INCORPORATION          PARENT
--------------------------------------------------------------------------   -------------------    ------------
Transatlantic Reinsurance Company.........................................   New York, U.S.A.            100%
     Putnam Reinsurance Company...........................................   New York, U.S.A.            100%*
     Trans Re Zurich......................................................   Zurich, Switzerland         100%*
     Transatlantic Re (Argentina) S.A.....................................   Argentina                   100%*
     Transatlantic Re (Brasil) Ltda.......................................   Brazil                      100%*

------------------

* The common stock is owned 100% by Transatlantic Reinsurance Company.